SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

111 North Branch Street, Sellersville, Pennsylvania	18960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 258-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 20, 2009, our Board of Directors appointed Daniel R. Peralta, as President and Chief Executive Officer of the Company. Also, effective January 20, 2009, Dr. Peralta was appointed to the Registrant’s Board of Directors, filling a vacancy on the Board, and elected Chairman of the Board.  Dr. Peralta is a 50% owner of and controls Egani, Inc., a privately-held Arizona corporation (“Egani”) that Dr. Peralta founded in 1998. Egani owns 130,000,000 shares of our common stock, or approximately 59% of our outstanding common stock, which shares were acquired on March 4, 2008 pursuant to a Membership Interest Purchase Agreement (the “Agreement”) between the Company and Egani. Pursuant to the Agreement, we acquired from Egani 100% of the issued and outstanding shares of stock held by Egani in Altony S.A., an Uruguayan Sociedad Anonima, which owns 100% of the issued and outstanding membership interests in South American Hedge Fund LLC, a Delaware limited liability company.

Dr. Peralta, 54, is currently President and a director of Egani, a management and financial consulting firm. He also serves as President and a director of Egani Argentina, an affiliated company. Since July of 2008, Dr. Peralta has served as an advisor to the South American Hedge Fund in its oil and gas activities in Argentina. He has also served in various advisory capacities to the Argentine government and as a board member of the Central Bank of Argentina and Vaisala oy Finland-Argentina. He is the author of several publications on finance and economic development in South America.

Dr. Peralta received a doctoral degree in business administration from Belgrano University (Buenos Aires, Argentina) in 1988 and a bachelor’s degree in aeronautical engineering from the National Technological University of Argentina in 1982.

The Company has not determined its compensation arrangements with Dr. Peralta at this time.

The Company does not compensate directors in their capacity as such nor does it compensate directors for attendance at meetings. The Company does reimburse directors for reasonable expenses incurred in the performance of their duties.

During the period from March 6 through November 20, 2008, the Company issued the following unsecured notes to Egani and related parties:

a 6% promissory in the principal amount of $21,000 issued March 6, 2008 with a maturity date of April 16, 2009;

a 6% promissory note in the principal amount of $9,550 issued April 28, 2008 with a maturity date of April 16 2009;

a 6% promissory note in the principal amount of $13,350 issued September 18, 2008 with a maturity date of April 16, 2009;

a 6% promissory note issued to Santiago Peralta (the son of Dr. Peralta) in the principal amount of $10,000 issued October 3, 2008 payable upon written demand by the lender; and

a 6% promissory note issued to Santiago Peralta in the principal amount of $14,000 issued November 20, 2008 payable upon written demand by the lender.

All of the principal amount and accrued interest of each loan is due and payable on the respective maturity dates or upon written demand by the lender. The Company has not made any payments of principal or accrued interest.

Item 9.01 Financial Statements and Exhibits.

    (c) Exhibits

No.	Description of Exhibit

99.1	Press Release dated January 22, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2009	Delta Mutual, Inc.

	By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman
Executive Vice President